Exhibit 99.1

JMP Group Reports Fourth Quarter and Fiscal Year 2018 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--February 13, 2019--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and full fiscal year ended December 31, 2018.

A summary of JMP Group’s operating results for the quarter and year ended December 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
(in thousands, except per share amounts)	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Total net revenues	$31,698	$33,251	$30,836	$136,424	$110,386

Net income/(loss) attributable to JMP Group	($203)	$288	($1,373)	($2,187)	($15,883)
Net income/(loss) attributable to JMP Group per share	($0.01)	$0.01	($0.06)	($0.10)	($0.74)

Operating net income	$2,525	$1,741	$3,591	$6,018	$4,358
Operating net income per share	$0.12	$0.08	$0.16	$0.28	$0.20

Book value per share	$3.93	$4.06	$4.43	$3.93	$4.43
Adjusted book value per share	$4.98	$5.07	$5.23	$4.98	$5.23

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“We had a better-than-expected fourth quarter, with operating earnings of $0.12 per share,” said Chairman and Chief Executive Officer Joe Jolson. “JMP Securities contributed $0.08 per share, despite the sharp sell-off in the equities market, which limited capital markets activity in the period. For the full year, JMP Securities’ operating earnings per share were up nearly 20%, to $0.37 per share, driven by record advisory fee revenues that rose nearly 40%. As a result, JMP Securities generated an after-tax return on equity of more than 30% for 2018.

“Asset management fee income and investment income combined to contribute $0.14 of operating EPS, up 8% from the fourth quarter of 2017. Investment income covered our fixed corporate costs for the third consecutive quarter, and earnings of $0.12 per share produced by our untaxed pass-through entities more than covered our fourth-quarter cash distributions of $0.09 per share.

“We also initiated an aggressive corporate simplification strategy during the fourth quarter, intended to make our business less complicated to manage and easier for investors to understand. As disclosed in January, we have elected to be taxed as a C corporation going forward, which will increase our corporate tax rate but will eliminate Schedule K-1s for investors, removing substantial corporate costs and potentially increasing our appeal to institutional investors.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter and year ended December 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
($ as shown)	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Broker-dealer	$0.08	$0.09	$0.12	$0.37	$0.31

Asset management fee income	0.01	0.00	0.02	(0.03)	0.01
Investment income	0.14	0.10	0.12	0.34	0.23
Total asset management	0.14	0.10	0.13	0.31	0.23

Corporate costs	(0.11)	(0.11)	(0.09)	(0.41)	(0.34)

Operating EPS (diluted)	$0.12	$0.08	$0.16	$0.28	$0.20
Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $17.8 million, a decrease of 21.0% from $22.5 million for the quarter ended December 31, 2017. For the year ended December 31, 2018, investment banking revenues were a record $88.1 million, an increase of 13.9% from $77.3 million for the year ended December 31, 2017.

A summary of the company’s investment banking revenues and transaction counts for the quarter and year ended December 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended								Year Ended
	Dec. 31, 2018			Sept. 30, 2018			Dec. 31, 2017		Dec. 31, 2018			Dec. 31, 2017
($ in thousands)	Count	Revenues		Count	Revenues		Count	Revenues	Count	Revenues		Count	Revenues
Equity and debt origination	17	$7,383	(1)	21	$11,366	(1)	21	$12,863	90	$54,660	(1)	103	$53,355
Strategic advisory and private placements	5	10,405		4	9,729		4	9,646	22	33,447		18	23,967
Total	22	$17,788	(1)	25	$21,095	(1)	25	$22,509	112	$88,107	(1)	121	$77,322
(1)	Prior to 2018, JMP Group presented investment banking revenues net of related expenses. In the quarter ended March 31, 2018, the company adopted new accounting guidance on revenue recognition, which resulted in the presentation of investment banking revenues and related expenses on a gross basis in the company’s financial statements. These related expenses were $0.8 million and $0.9 million for the quarters ended December 31 and September 30, 2018, respectively, and $6.5 million for the year ended December 31, 2018.

Brokerage

Net brokerage revenues were $5.9 million, a decrease of 1.3% from $6.0 million for the quarter ended December 31, 2017. For the year ended December 31, 2018, net brokerage revenues were $20.7 million, a decrease of 2.0% from $21.1 million for the year ended December 31, 2017.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $13.3 million and $75.4 million for the quarter and year ended December 31, 2018, respectively, compared to $18.9 million and $74.5 million for the quarter and year ended December 31, 2017, respectively.

Asset Management

Asset management fees were $3.6 million, a decrease of 8.3% from $4.0 million for the quarter ended December 31, 2017. For the year ended December 31, 2018, asset management fees were $19.1 million, an increase of 6.1% from $18.0 million for the year ended December 31, 2017.

A summary of the company’s client assets under management for the quarter ended December 31, 2018, and for comparable prior periods, is set forth below.

(in millions)	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
Harvest Capital Strategies, JMP Asset Management and HCAP Advisors	$921	$889	$897
JMP Credit Advisors	1,245	1,211	894
Client assets under management	2,166	2,100	1,791
Assets under management by sponsored funds (1)	3,462	3,753	3,313
Client assets under management, including sponsored funds	$5,628	$5,853	$5,104
(1)	Funds managed by third-party asset managers in which JMP Group owns an economic interest.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $0.8 million, compared to a net realized and unrealized loss of $2.8 million for the quarter ended December 31, 2017. For the year ended December 31, 2018, principal transactions generated a net realized and unrealized loss of $2.3 million, compared to a net realized and unrealized loss of $6.4 million for the year ended December 31, 2017.

Net Interest Income

Net interest income was $5.0 million, an increase of 106.1% from $2.4 million for the quarter ended December 31, 2017. For the year ended December 31, 2018, net interest income was $16.9 million, an increase of 127.2% from $7.5 million for the year ended December 31, 2017. The year-over-year increase was primarily due to a higher average loan balance for 2018 than for 2017, due to the reinvestment of funds that resulted from the liquidation of JMP Credit Advisors CLO I in February 2017.

Provision for Loan Losses

For the quarter ended December 31, 2018, the net loan loss provision was $0.9 million, including a general loan loss provision of $0.6 million and a specific loan loss provision of $0.3 million.

Expenses

Compensation and Benefits

Compensation and benefits expense was $21.3 million, compared to $21.6 million for the quarter ended December 31, 2017. As a percentage of net revenues, compensation and benefits expense was 67.2%, compared to 70.0% for the quarter ended December 31, 2017. With regard to annually awarded compensation, a non-GAAP measure that adjusts compensation expense related to share-based awards and deferred compensation, compensation and benefits expense was 67.5% of net revenues, compared to 72.6% for the quarter ended December 31, 2017.

For the year ended December 31, 2018, compensation and benefits expense was $97.4 million, compared to $90.6 million for the year ended December 31, 2017. As a percentage of net revenues, compensation and benefits expense was 71.4%, compared to 82.1% for the year ended December 31, 2017. With regard to annually awarded compensation, compensation and benefits expense was 71.2% of net revenues, compared to 81.1% for the year ended December 31, 2017.

For more information about compensation ratios, see the section below titled “Non-GAAP Financial Measures.”

Non-Compensation Expense

Non-compensation expense was $8.5 million and $39.1 million for the quarter and year ended December 31, 2018, respectively, compared to $7.9 million and $31.4 million for the quarter and year ended December 31, 2017, respectively. The year-over-year increases were in part attributable to the adoption of new accounting guidance on revenue recognition, which caused $0.8 million of investment banking-related expenses to be presented on a gross basis and to be included within non-compensation expense for the quarter ended December 31, 2018. For the year ended December 31, 2018, the amount was $6.5 million. In prior periods, such expenses were presented as a deduction from investment banking revenues.

Share Repurchase Activity

During the quarter ended December 31, 2018, JMP Group repurchased approximately 195,000 shares of its common stock at an aggregate cost of $0.9 million, or $4.79 per share. As of January 1, 2019, approximately 370,000 shares were eligible for repurchase through April 30, 2019.

Personnel

At December 31, 2018, the company had 228 full-time employees, compared to 224 at September 30, 2018, and 230 at December 31, 2017.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Compensation Ratio

A compensation ratio expresses compensation expense as a percentage of net revenues in a given period. As presented by JMP Group, an adjusted compensation ratio is a non-GAAP financial measure that utilizes adjusted compensation and benefits expense as the numerator. This adjusted ratio excludes certain compensation-related expenses that are or are not recognized under GAAP. In particular, the adjusted compensation ratio reverses compensation expense and unrealized mark-to-market gains or losses related to share-based awards and deferred compensation (so that the compensation expenses used in the numerator correspond to the adjusted net revenues generated in the periods presented).

A statement of JMP Group’s compensation ratio for the quarter and year ended December 31, 2018, and for comparable prior periods, is set forth below.

	Quarter Ended			Year Ended
($ in thousands)	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Total net revenues	$31,698	$33,251	$30,836	$136,424	$110,386

Compensation and benefits	$21,289	$22,671	$21,588	$97,359	$90,601

Subtract/(add back):
Share-based awards and deferred compensation	(122)	76	(786)	167	1,077

Adjusted compensation and benefits	$21,411	$22,595	$22,374	$97,192	$89,524

Ratio of compensation expense to net revenues	67.2%	68.2%	70.0%	71.4%	82.1%
Ratio of adjusted compensation expense to net revenues	67.5%	68.0%	72.6%	71.2%	81.1%

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to share-based awards and deferred compensation, (ii) reverses the general loan loss provision taken with regard to certain CLOs, (iii) excludes the impact of the early retirement of debt issued by JMP Group and a CLO, (iv) excludes transaction costs related to a CLO, (v) excludes amortization expense related to a CLO, (vi) reverses unrealized gains or losses related to real estate investment properties, (vii) reverses net unrealized gains and losses on strategic equity investments and warrants, and (viii) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the non-specific loss provision recorded with regard to loans held by collateralized loan obligations and loans held for investment, which is required by GAAP;
  one-time expenses associated with the redemption of debt underlying JMP Credit Advisors CLO III (in the first quarter of 2018), the redemption of senior notes due 2021 (in the fourth quarter of 2017), the partial redemption of senior notes due 2023 (in the third quarter of 2018), and the resulting acceleration of the amortization of remaining capitalized issuance costs for each;
  one-time transaction costs related to the refinancing of notes issued by JMP Credit Advisors CLO III;
  amortization expense related to an intangible asset resulting from the repurchase of a portion of the equity of JMP Credit Advisors CLO III;
  unrealized gains or losses on commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the taxable direct subsidiary of parent company JMP Group, while applying a tax rate of 0% to the company’s other direct subsidiary, which is a “pass-through entity” for tax purposes.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and year ended December 31, 2018, and for comparable prior periods is set forth below.

	Quarter Ended			Year Ended
(in thousands, except per share amounts)	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Net income/(loss) attributable to JMP Group	($203)	$288	($1,373)	($2,187)	($15,883)

Add back/(subtract):
Income tax expense/(benefit)	1,313	527	1,913	1,167	1,744
Income/(loss) before taxes	1,110	815	540	(1,020)	(14,139)

Add back/(subtract):
Share-based awards and deferred compensation	(122)	76	(786)	167	1,077
General loan loss provision/(reversal) – collateralized loan obligations	530	855	680	2,878	1,377
Early retirement of debt	-	170	1,067	1,488	6,499
Restructuring costs – CLO portfolios	-	-	15	54	315
Amortization of intangible asset – CLO III	69	69	69	276	276
Unrealized (gain)/loss – real estate-related depreciation and amortization	369	260	1,173	2,233	7,645
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	837	(327)	1,816	853	2,113
Operating income/(loss) before taxes	2,793	1,918	4,574	6,929	5,163

Income tax expense/(benefit)	268	177	983	911	805
Operating net income/(loss)	$2,525	$1,741	$3,591	$6,018	$4,358

Operating net income/(loss) per share:
Basic	$0.12	$0.08	$0.17	$0.28	$0.20
Diluted (1)	$0.12	$0.08	$0.16	$0.28	$0.20

Weighted average shares outstanding:
Basic	21,326	21,435	21,568	21,490	21,579
Diluted (1)	21,614	21,737	22,017	21,701	21,980
(1)	On a GAAP basis, the weighted average number of diluted shares outstanding for the quarters ended December 31, 2018, and December 31, 2017, was 21,326,473 and 21,567,723, respectively, and for the years ended December 31, 2018, and December 31, 2017, was 21,490,277 and 21,579,107, respectively, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for those periods. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At December 31, 2018, JMP Group’s book value per share was $3.93. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of adjusted net revenues, adjusted principal transaction revenues and operating net income. Likewise, adding back the accumulated general loan loss provision related to collateralized loan obligations reflects the reversal of that provision in the calculation of adjusted net revenues and operating net income. Such reversals result in an adjusted book value per share of $4.98, as set forth below.

(in thousands, except per share amounts)	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017

Shareholders' equity	$83,707	$86,734	$96,335

Accumulated unrealized loss – real estate-related depreciation and amortization	$14,184	$13,815	$11,950
Accumulated general loan loss provision – collateralized loan obligations	8,337	7,806	5,458
Adjusted shareholders' equity	$106,227	$108,355	$113,743

Book value per share	$3.93	$4.06	$4.43
Adjusted book value per share	$4.98	$5.07	$5.23

Basic shares outstanding	21,320	21,357	21,729

Quarterly operating ROE (1)	11.8%	7.9%	14.6%
LTM operating ROE (1)	6.7%	7.6%	4.1%

Quarterly adjusted operating ROE (1)	9.4%	6.4%	12.5%
LTM adjusted operating ROE (1)	5.5%	6.3%	3.6%
(1)	Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. ET on Thursday, February 14, 2019. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 2372106.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2017, as filed with the U.S. Securities and Exchange Commission on March 28, 2018, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2017, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and investor conference calls and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities through Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC Consolidated Statements of Financial Condition (Unaudited)
(in thousands)	Dec. 31, 2018	Dec. 31, 2017

Assets

Cash and cash equivalents	$70,927	$85,594
Restricted cash and deposits	61,881	51,727
Marketable securities owned, at fair value	18,874	20,825
Other investments	16,124	27,984
Loans held for investment, net of allowance for loan losses	29,608	83,948
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	1,161,463	765,583
Other assets	32,365	40,965
Total assets	$1,391,242	$1,076,626

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$4,626	$7,919
Accrued compensation	41,609	43,131
Asset-backed securities issued, net of issuance costs	1,112,342	738,248
CLO warehouse facility	22,500	61,250
Bond payable, net of issuance costs	83,497	93,103
Note payable	829	-
Other liabilities	28,633	22,796
Total liabilities	1,294,036	966,447

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	83,707	96,335
Non-redeemable non-controlling interest	13,499	13,844
Total equity	97,206	110,179
Total liabilities and shareholders' equity	$1,391,242	$1,076,626

JMP GROUP LLC Consolidated Statements of Operations (Unaudited)
	Quarter Ended		Year Ended
(in thousands, except per share amounts)	Dec. 31, 2018	Dec. 31, 2017	Dec. 31, 2018	Dec. 31, 2017

Revenues:
Investment banking	$17,788	$22,509	$88,107	$77,322
Brokerage	5,923	6,002	20,710	21,129
Asset management fees	3,643	3,971	19,148	18,049
Principal transactions	(820)	(2,829)	(2,287)	(6,437)
Gain/(loss) on sale and payoff of loans	356	(411)	(532)	797
Net dividend income	346	371	1,281	1,188
Other income	351	430	1,017	1,351
Non-interest revenues	27,587	30,043	127,444	113,399

Interest income	19,463	11,496	66,494	41,159
Interest expense	(14,427)	(9,053)	(49,552)	(33,702)
Net interest income	5,036	2,443	16,942	7,457

Gain/(loss) on repurchase or early retirement of debt	-	(775)	(2,838)	(6,107)
Provision for loan losses	(925)	(875)	(5,124)	(4,363)
Total net revenues	31,698	30,836	136,424	110,386

Non-interest expenses:
Compensation and benefits	21,289	21,588	97,359	90,601
Administration	1,658	1,465	8,904	7,464
Brokerage, clearing and exchange fees	724	921	3,097	3,209
Travel and business development	1,594	1,299	4,830	4,034
Managed deal expenses	321	-	4,849	-
Communications and technology	958	1,158	4,107	4,308
Occupancy	1,338	1,079	4,770	4,418
Professional fees	1,131	1,298	5,446	4,407
Depreciation	288	271	1,124	1,162
Other	462	417	1,994	2,410
Total non-interest expense	29,763	29,496	136,480	122,013

Net income/(loss) before income tax	1,935	1,340	(56)	(11,627)
Income tax expense/(benefit)	1,313	1,913	1,167	1,744
Net income/(loss)	622	(573)	(1,223)	(13,371)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	825	800	964	2,512
Net income/(loss) attributable to JMP Group	($203)	($1,373)	($2,187)	($15,883)

Net income/(loss) attributable to JMP Group per share:
Basic	($0.01)	($0.06)	($0.10)	($0.74)
Diluted	($0.01)	($0.06)	($0.10)	($0.74)

Weighted average common shares outstanding:
Basic	21,326	21,568	21,490	21,579
Diluted	21,326	21,568	21,490	21,579

CONTACT:
Investor Relations Contact
JMP Group LLC
Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.
Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Alyssa Noud
(646) 722-6525
alyssa@dlpr.com